Exhibits 5.1 and 23.1

McKee Nelson LLP

One Battery Park Plaza, 34th Floor

New York, New York 10004

May 16, 2006

CHEC Funding, LLC

2728 N. Harwood Street

Dallas, Texas 75201

Re:	CHEC Funding, LLC,
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for CHEC Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the issuance by Centex Home Equity Loan Trust 2006-A (the “Trust”) of Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (collectively, the “Offered Certificates”), pursuant to a prospectus dated May 10, 2006, as supplemented by a prospectus supplement dated May 10, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  A registration statement of the Company on Form S-3 relating to the Offered Certificates (Commission File No. 333-130642) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on April 28, 2006.  As set forth in the Prospectus, the Offered Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of May 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, Centex Home Equity Company, LLC, as a seller and servicer (in its capacity as a seller, the “Seller” and in its capacity as servicer, the “Servicer”), Harwood Street Funding II, LLC (the “Conduit Seller”), as a seller, and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”).

We have examined a form of the Pooling Agreement, forms of the Offered Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

The Pooling Agreement has been duly and validly authorized by all necessary action on the part of the Company and when the Pooling Agreement has been duly executed and delivered by the Company, the Seller, the Conduit Seller, the Servicer and the Trustee, the Pooling Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

(ii)

The issuance and sale of the Offered Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Pooling Agreement and, with respect to the Offered Certificates (other than the Class M-10 Certificates), when delivered against payment therefor pursuant to the Underwriting Agreement dated as of May 10, 2006 among the Company, Centex Home Equity Company, LLC and Citigroup Global Markets, Inc., the Offered Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Pooling Agreement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP

Exhibits 8.1 and 23.1

McKee Nelson LLP

One Battery Park Plaza, 34th Floor

New York, New York 10004

May 16, 2006

CHEC Funding, LLC

2728 N. Harwood Street

Dallas, Texas 75201

Re:	CHEC Funding, LLC,
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special tax counsel for CHEC Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the issuance by Centex Home Equity Loan Trust 2006-A (the “Trust”) of Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (collectively, the “Offered Certificates”), pursuant to a prospectus dated May 10, 2006, as supplemented by a prospectus supplement dated May 10, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  The Trust will also issue the Class X-IO Certificates and the Class R Certificates.  A registration statement of the Company on Form S-3 relating to the Offered Certificates (Commission File No. 333-130642) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on April 28, 2006.  As set forth in the Prospectus, the Offered Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of May 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, Centex Home Equity Company, LLC, as a seller and as servicer (in its capacity as a seller, the “Seller” and in its capacity as servicer, the “Servicer”), Harwood Street Funding II, LLC (the “Conduit Seller”), as a seller, and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”).

We have examined a form of the Pooling Agreement, forms of the Offered Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

Under existing law, each REMIC to be created pursuant to the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), assuming (a) compliance with the Pooling Agreement and (b) compliance with changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder.  The Offered Certificates and the Class X-IO Certificates represent ownership of regular interests in a REMIC.  The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling Agreement.  In addition, the rights of the Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates to receive their related share of any WAC Excess (as defined in the Pooling Agreement) and the rights of the Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates to receive their related share of any amounts in respect of the Swap Agreement (as defined in the Pooling Agreement) represent contractual rights coupled with the REMIC regular interest represented by such Class within the meaning of Treasury Regulation Section 1.860G-2(i).

(ii)

The statements contained under the caption “Federal Income Tax Consequences” in the Base Prospectus and “Certain Federal Income Tax Considerations” in the Prospectus Supplement, insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal tax laws of the United States of America.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Federal Income Tax Consequences” in the Base Prospectus and “Certain Federal Income Tax Considerations” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Base Prospectus or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP